Exhibit 10.55
Form of Registered Global Floating Rate Senior Secured Note, Series B, due 2011
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY BY CONTACTING THE CHIEF FINANCIAL OFFICER OF LIBBEY GLASS INC. AT 300 MADISON AVENUE, P.O. BOX 10060, TOLEDO, OHIO 43699-0060, OR AT (419) 325-2100.

No. 1	Principal Amount $306,000,000, as revised by the Schedule of Increases and Decreases in Global Security attached hereto CUSIP No. 52989LAC3 ISIN: US52989LAC37
LIBBEY GLASS INC.
Floating Rate Senior Secured Note, Series B, due 2011
          Libbey Glass Inc., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of THREE HUNDRED AND SIX MILLION DOLLARS, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 1, 2011.
     Interest Payment Dates: June 1 and December 1 commencing on December 1, 2006
     Record Dates: May 15 and November 15
          Additional provisions of this Security are set forth on the other side of this Security.

LIBBEY GLASS INC.
By:
	Name:	Scott Sellick
	Title:	Vice President and Chief Financial Officer

Date: February 21, 2007

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee, certifies
that this is one of
the Securities referred
to in the withinmentioned Indenture.

By:
Authorized Signatory

Date: February 21, 2007

REVERSE SIDE OF SERIES B NOTE
LIBBEY GLASS INC.
Floating Rate Senior Secured Note, Series B, due 2011
1.    Interest
          Libbey Glass Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at a rate per annum, reset semi-annually, equal to LIBOR (as defined below) plus 7.0% as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee, commencing June 16, 2006 until maturity and shall pay additional interest, if any, payable pursuant to Section 2(d) of the Registration Rights Agreement referred to below. The Company shall make each interest payment in cash semi-annually in arrears on June 1 and December 1 of each year commencing December 1, 2006, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Notwithstanding the foregoing, if any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a Business Day, then the interest payment will be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, then interest will be paid on the immediately preceding Business Day). If the maturity date of the Securities is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date, and no additional interest will be payable as a result of such delay in payment. The interest rate for each Interest Period (as defined below), other than the Interest Period commencing June 16, 2006 and continuing until November 30, 2006, for which the interest rate shall be 12.43563%, shall be adjusted with effect from the Interest Payment Date on which such Interest Period begins. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 16, 2006; provided, that the first Interest Payment Date shall be December 1, 2006. The Company shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest on the Securities will be computed on the basis of the actual number of days in an Interest Period and a 360-day year.
          The amount of interest for each day that this Security is outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundredth thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).
          “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.
          “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on and include June 16, 2006, and end on and include November 30, 2006.
          “LIBOR” with respect to an Interest Period will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for six-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U. S. dollars for a six-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading

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European banks for a six-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.
          “London Banking Day” is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.
          “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.
          The interest rate on the Securities will in no event be higher than the maximum rate permitted by applicable law. The Calculation Agent will, upon the request of the holder of any Securities, provide the interest rate then in effect with respect to the Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Note Guarantors and the holders of the Securities.
2.    Method of Payment
          By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
          Initially, The Bank of New York Trust Company, N.A. (the “Trustee”) will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. Any of the domestically organized Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4.    Indenture
          The Company issued the Securities under an Indenture dated as of June 16, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are general senior secured obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the Floating Rate Senior Secured Notes, Series B, due 2011 referred to in the Indenture. The Securities include (i) $306,000,000 aggregate principal amount of the Company’s Floating Rate Senior Secured Notes, Series A, due 2011 issued under the Indenture on June 16, 2006 (herein called “Initial Securities”), (ii) if and when issued, additional Floating Rate Senior Secured Notes, Series A, due 2011 or Floating Rate Senior Secured Notes, Series B, due 2011 of the Company that may be issued from time to time under the Indenture subsequent to June 16, 2006 (herein called

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“Additional Securities”) and (iii) if and when issued, the Company’s Floating Rate Senior Secured Notes, Series B, due 2011 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Securities”). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, affiliate transactions, the sale of capital stock of restricted subsidiaries, the making of payments for consents, the entering into of agreements that restrict distributions from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.
          To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have fully, unconditionally and irrevocably Guaranteed (and future guarantors, together with the Note Guarantors, will fully, unconditionally and irrevocably Guarantee), jointly and severally, to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture on a senior basis.
5.    Redemption
          Except as set forth below, the Securities will not be redeemable at the option of the Company prior to June 1, 2008. On and after such date, the Securities will be redeemable, at the Company’s option, in whole or in part, at any time from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Period	PERCENTAGE
2008	107.500%
2009	102.500%
2010 and thereafter	100.000%
          In addition, at any time and from time to time prior to June 1, 2008, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities (after giving effect to any future issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Securities applicable on the date on which notice of redemption is given, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities (after giving effect to any future issuance of Additional Securities) must remain outstanding after each such redemption; provided further, that each such redemption occurs within 90 days of the date of closing of such Equity Offering.
          If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.
          In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in

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the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
6.    Repurchase Provisions
          If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under paragraph 5 of the Securities, then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Company to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.
7.    Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing. The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption.
8.    Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
9.    Unclaimed Money
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors.
10.    Defeasance
          Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.
11.    Amendment, Supplement, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement and any Note Guarantee may be amended or supplemented by the Company, the Note Guarantors and the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment (except in accordance with Section 6.4 of the Indenture)) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities and except as otherwise set forth in the Indenture, in each case other than in respect of a provision that cannot be amended without the written consent of each Holder affected. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend or supplement the Indenture or the Securities cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a successor corporation of the obligations of the Company or any Note Guarantor under the Indenture; provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f) (2) (B) of the Code); add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accordance with the applicable provisions of

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the Indenture; secure the Securities with additional Collateral; add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary; make any change that does not adversely affect the rights of any Holder; comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; release a Note Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture; provide for the appointment of a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; release Liens in favor of the Collateral Agent in the Collateral, as provided under Section 11.7 or otherwise in accordance with this Indenture, the Collateral Documents or the Intercreditor Agreement; provide for the issuance of Exchange Securities that shall have terms substantially identical in all respects to the Securities (except that the transfer restrictions contained in the Securities shall be modified or eliminated as appropriate) and that shall be treated, together with any outstanding Securities, as a single class of securities; or conform the text of the Indenture, the Securities or the Guarantees to any provision of the “Description of senior secured notes” section of the Offering Memorandum to the extent that such provision in the “Description of senior secured notes” was intended to be a verbatim recitation of a provision of the Indenture, the Securities or the Note Guarantees.
12.    Defaults and Remedies
          Under the Indenture, Events of Default include (each of which are more specifically described in the Indenture) (i) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when due, continued for 30 days; (ii) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or any Note Guarantor to comply with its obligations under Section 4.1 of the Indenture; (iv) failure by the Company or any Note Guarantor to comply for 30 days after notice with any of its obligations under Article III of the Indenture (in each case, other than a failure to purchase Securities which will constitute an Event of Default under clause (ii) and a failure to comply with Section 4.1 of the Indenture, which will constitute an Event of Default under clause (iii)); (v) failure by the Company or any Note Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or (2) results in the acceleration of such Indebtedness prior to its maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) certain events set forth in Section 6.1(7) of the Indenture of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law; (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (ix) any Subsidiary Guarantee, Collateral Document or obligation under the Intercreditor Agreement of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture, its Subsidiary Guarantee, any Collateral Document or the Intercreditor Agreement; or (x) with respect to any Collateral having a fair market value in excess of $15.0 million, individually or in the aggregate, (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, (B) any security interest created thereunder or under this Indenture is declared invalid or unenforceable or (C) the Company or any Note Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the

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outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.
          If an Event of Default (other than an Event of Default described in (vii) hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. If an Event of Default described in (vii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines in good faith that withholding notice is in their interest.
13.    Trustee Dealings with the Company
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Subsidiary Guarantors or their Affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee.
14.    No Recourse Against Others
          No director, officer, employee, incorporator or stockholder of the Parent, the Company or any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
15.    Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.
16.    Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).
17.    CUSIP, Common Code and ISIN Numbers
          The Company has caused CUSIP, Common Code or ISIN numbers, if applicable, to be printed on the Securities and has directed the Trustee to use CUSIP, Common Code or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
18.    Governing Law
          This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

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          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
Libbey Inc.
300 Madison Ave.
P.O. Box 10060
Toledo, Ohio 43699-0060
Attention: Treasurer

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ASSIGNMENT FORM
          To assign this Security, fill in the form below:
          I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

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SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY
          The following increases and decreases in this Global Security have been made:

Signature of
			Principal Amount of	authorized
	Amount of decrease	Amount of increase	this Global	signatory of
Date of	in Principal Amount	in Principal Amount	Security following	Trustee or
Decrease or	of this Global	of this Global	such decrease or	Securities
Increase	Security	Security	increase	Custodian

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OPTION OF HOLDER TO ELECT PURCHASE
          If you elect to have this Security purchased by the Company pursuant to Section 3.5 or 3.11 of the Indenture, check either box:
☐          ☐
3.5          3.11
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.5 or Section 3.11 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

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